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Exhibit 10.2

EXECUTION COPY

EQUITY RESTRUCTURING AND
WARRANT PURCHASE AGREEMENT

        THIS EQUITY RESTRUCTURING AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of January 22, 2013, by and among Azteca Acquisition Corporation, a Delaware corporation (the "Company"), Hemisphere Media Group, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Cinelatino (as defined below) ("Parent"), Azteca Acquisition Holdings, LLC, a Delaware limited liability company ("Sponsor"), Clive Fleissig ("Fleissig"), Juan Pablo Alban ("Alban"), John Engelman ("Engelman"), Alfredo E. Ayub ("Ayub", and together with Sponsor, Fleissig, Alban, and Engelman, collectively the "Existing Azteca Stockholders"), Brener International Group, LLC, a Delaware limited liability company ("BIG", and together with Fleissig and Alban, the "Existing Azteca Warrantholders"), InterMedia Partners VII, L.P., a Delaware limited partnership ("IM VII"), InterMedia Cine Latino, LLC, a Delaware limited liability company ("IMCL"), Cinema Aeropuerto, S.A. de C.V., a Mexican sociedad anónima de capital variable ("Cinema Aeropuerto"), and James M. McNamara ("McNamara", and together with IM VII, IMCL and Cinema Aeropuerto, collectively, the "Sellers").

        WHEREAS, on the date hereof, the Company, Parent, Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent ("IM Merger Sub"), Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Azteca Merger Sub"), Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Cinelatino Merger Sub"), InterMedia Español Holdings, LLC, a Delaware limited liability company ("IM"), and Cine Latino, Inc., a Delaware corporation ("Cinelatino"), entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement");

        WHEREAS, capitalized terms used in this Agreement, but not otherwise defined in this Agreement, shall have the meanings given to such terms in the Merger Agreement;

        WHEREAS, the Company and Sponsor are parties to that certain Securities Purchase Agreement, dated as of April 15, 2011 (the "Securities Purchase Agreement"), pursuant to which, among other things, (i) Sponsor purchased 2,500,000 (after giving effect to the forfeiture of 375,000 shares) of the Company's ordinary shares of no par value (which in connection with the reincorporation of the Company from the British Virgin Islands into Delaware were subsequently converted into 2,500,000 shares of the Company's common stock, $0.0001 par value per share ("Azteca Common Stock")) and (ii) up to 735,294 shares of such Azteca Common Stock are subject to forfeiture as described therein;

        WHEREAS, following the date of the Securities Purchase Agreement, the Sponsor transferred an aggregate of 420,000 shares of Azteca Common Stock to the other Existing Azteca Stockholders;

        WHEREAS, the Merger Agreement provides, among other things, for the merger of Azteca Merger Sub with and into the Company, with the Company surviving (the "Azteca Merger"), pursuant to which each share of Azteca Common Stock issued and outstanding immediately prior to the Effective Time (other than (x) any shares of Azteca Common Stock to be cancelled pursuant to Section 2.1(b) of the Merger Agreement, (y) any shares of Azteca Common Stock redeemed pursuant to the redemption provisions of the Azteca Charter and (z) Dissenting Shares) will be automatically converted into and will thereafter represent the right to receive one validly issued, fully paid and non-assessable share of Class A common stock, par value $0.0001 per share, of Parent ("Parent Class A Common Stock"); and

        WHEREAS, the Merger Agreement further provides, among other things, for the merger of IM Merger Sub with and into IM, with IM surviving (the "IM Merger"), pursuant to which all of the IM Units issued and outstanding immediately prior to the Effective Time (other than any IM Units to be cancelled pursuant to Section 2.5(b) of the Merger Agreement) will be automatically converted into and will thereafter represent the right to receive an aggregate of 20,432,462 validly issued, fully paid and non-assessable shares of Class B common stock, par value $0.0001 per share, of Parent ("Parent Class B Common Stock", and together with the Class A Common Stock, the "Parent Common Stock"), in each case as provided in the Merger Agreement; and

        WHEREAS, the Merger Agreement further provides, among other things, for the merger of Cinelatino Merger Sub with and into Cinelatino, with Cinelatino surviving (the "Cinelatino Merger"), pursuant to which all of the shares of Cine Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Cine Common Stock to be cancelled pursuant to Section 2.8(b) of the Merger Agreement) will be automatically converted into and will thereafter represent the right to receive an aggregate of 12,567,538 validly issued, fully paid and non-assessable shares of Parent Class B Common Stock.

        NOW, THEREFORE, in order to induce the Sellers to cause IM and Cinelatino to enter into the Merger Agreement and in consideration of the other mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Forfeiture of Shares of Common Stock.

          (a)    Failure to Reach Price Targets within 36 Months; Forfeiture by Existing Azteca Stockholders.    From and after the Effective Time, in the event the trading price of the Parent Class A Common Stock does not exceed certain price targets, each Existing Azteca Stockholder acknowledges and agrees that it shall forfeit any and all rights to the number of shares of Parent Class A Common Stock as set forth below:

              (i)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the Effective Time, each Existing Azteca Stockholder, severally and not jointly and severally, acknowledges and agrees that such Existing Azteca Stockholder shall forfeit any and all rights to the number of shares of Parent Class A Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Existing Azteca Stockholders' name; and

             (ii)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the Effective Time, each Existing Azteca Stockholder, severally and not jointly and severally, acknowledges and agrees that such Existing Azteca Stockholder shall forfeit any and all rights to the number of shares of Parent Class A Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Existing Azteca Stockholders' name), in addition to any shares of Parent Class A Common Stock forfeited pursuant to Section 1(a)(i) herein.

Name of Seller	Shares Forfeited upon Failure to Reach $12.50 Price Target Pursuant to Section 1(a)(i)		Shares Forfeited upon Failure to Reach $15.00 Price Target Pursuant to Section 1(a)(ii)
Sponsor	296,614		315,152
Fleissig	22,816		24,242
Alban	22,816		24,242
Engelman	7,130		7,576
Ayub	7,130		7,576

Total	356,506	*	378,788	*

*
Subject to adjustment for stock splits, share dividends, reorganizations, recapitalizations and the like.

          (b)    Failure to Reach Certain Price Targets within 60 Months; Forfeiture by Existing Azteca Stockholders.    From and after the Effective Time, in the event the trading price of the Parent Class A Common Stock does not exceed certain price targets, each Existing Azteca Stockholder acknowledges and agrees that, in addition to the shares of Parent Class A Common Stock subject to forfeiture pursuant to Section 1(a), it shall forfeit any and all rights to the number of shares of Parent Class A Common Stock as set forth below:

              (i)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 60 months following the Effective Time, each Existing Azteca Stockholder, severally and not jointly and severally, acknowledges and agrees that such Existing Azteca Stockholder shall forfeit any and all rights to the number of shares of Parent Class A Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Existing Azteca Stockholders' name; and

             (ii)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 60 months following the Effective Time, each Existing Azteca Stockholder, severally and not jointly and severally, acknowledges and agrees that such Existing Azteca Stockholder shall forfeit any and all rights to the number of shares of Parent Class A Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Existing Azteca Stockholders' name), in addition to any shares of Parent Class A Common Stock forfeited pursuant to Section 1(b)(i) herein.

Name of Seller	Shares Forfeited upon Failure to Reach $12.50 Price Target Pursuant to Section 1(b)(i)		Shares Forfeited upon Failure to Reach $15.00 Price Target Pursuant to Section 1(b)(ii)
Sponsor	104,000		104,000
Fleissig	8,000		8,000
Alban	8,000		8,000
Engelman	2,500		2,500
Ayub	2,500		2,500

Total	125,000	*	125,000	*

*
Subject to adjustment for stock splits, share dividends, reorganizations, recapitalizations and the like.

          (c)    Failure to Reach Price Targets; Forfeiture by Sellers.    From and after the Effective Time, in the event the trading price of the Parent Class A Common Stock does not exceed certain price targets, each Seller, severally and not jointly and severally, acknowledges and agrees that such Seller shall forfeit any and all rights to the number of shares of Parent Class B Common Stock as set forth below:

              (i)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 60 months following the Effective Time, each Seller shall forfeit any and all rights to the number of shares of Parent Class B Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Seller's name; and

             (ii)  in the event the last sale price of the Parent Class A Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 60 months following the Effective Time, each Seller shall forfeit any and all rights to the number of shares of Parent Class B Common Stock (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) set forth below next to such Seller's name, in addition to any shares of Parent Class B Common Stock forfeited pursuant to Section 1(a) herein.

Name of Seller	Shares Forfeited upon Failure to Reach $12.50 Price Target Pursuant to Section 1(c)(i)		Shares Forfeited upon Failure to Reach $15.00 Price Target Pursuant to Section 1(c)(ii)
IM VII	928,748		928,748
IMCL	271,345		271,345
Cinema Aeropuerto	271,345		271,345
McNamara	28,562		28,562

Total	1,500,000	*	1,500,000	*

*
Subject to adjustment for stock splits, share dividends, reorganizations, recapitalizations and the like.

          (d)    Termination of Rights as Stockholder.    If any shares of Parent Common Stock are forfeited in accordance with this Section 1, Parent shall immediately repurchase and cancel all such shares of Parent Common Stock for an aggregate total purchase price of $1.00 in respect of all such shares of Parent Common Stock so repurchased on each occasion and, then after such time the Existing Azteca Stockholders and the Sellers (or their successors in interest), shall no longer have any rights as a holder of such shares of Parent Common Stock, and Parent shall take such action as is appropriate to cancel such shares of Parent Common Stock. In addition, each of the Existing Azteca Stockholders and each of the Sellers agrees to take any and all action reasonably requested by Parent necessary to effect any adjustment in this Section 1. Each of the Existing Azteca Stockholders and each of the Sellers, for value received, by way of security and in order more fully to secure the performance of its respective obligations under this Agreement, hereby irrevocably appoints Parent to be its agent and attorney-in-fact to execute and complete on behalf of such Existing Azteca Stockholder or such Seller, as the case may be, any deeds, agreements or other documents which Parent may from time to time require to effect the forfeiture, repurchase and cancellation of any shares of Parent Common Stock pursuant to this Agreement.

        2.    Contributions at Closing.    Immediately prior to the consummation of the transactions contemplated by the Merger Agreement (and as an integral part of the closing of the Mergers), each Existing Azteca Stockholder shall contribute, transfer, assign, convey and deliver to the Company, absolutely and unconditionally, without consideration, such number of shares of Azteca Common Stock set forth below next to such Existing Azteca Stockholder's name, free and clear of all liens and other encumbrances of any kind.

Name of Seller	Number of Shares to be Contributed
Sponsor	208,000
Fleissig	16,000
Alban	16,000
Engelman	5,000
Ayub	5,000

Total	250,000

        3.    Warrant Sale at Closing.    Immediately prior to the consummation of the transactions contemplated by the Merger Agreement (and as an integral part of the closing of the Mergers), each Existing Azteca Warrantholder shall sell, transfer, assign, convey and deliver to the Company, and the Company shall purchase from such Existing Azteca Warrantholder, for a price equal to the cash distribution amount as shall be distributed to holders of Warrants pursuant to Section 2.7 of the Warrant Amendment, such number of Warrants to purchase Parent Class A Common Stock (after giving effect to the Warrant Amendment) set forth below next to such Existing Azteca Warrantholder's name, free and clear of all liens and other encumbrances of any kind.

Name of Seller	Number of Warrants to be Sold
BIG	2,022,222
Fleissig	155,556
Alban	155,556

Total	2,333,334

        4.    Warrant Issuance at Closing.

          (a)   Immediately following the consummation of the transactions contemplated by the Merger Agreement (and as an integral part of the closing of the Mergers), Parent shall issue to each of the Sellers set forth below, and each such Seller shall purchase from Parent, for a price equal to the cash distribution amount as shall be distributed to holders of Warrants pursuant to Section 2.7 of the Warrant Amendment), such number of newly issued Warrants to purchase Parent Class A Common Stock substantially identical to the Stockholder Warrants (after giving effect to the Warrant Amendment) set forth below next to such Seller's name, free and clear of all liens and other encumbrances of any kind.

Name of Seller	Number of Warrants to be Purchased
IM VII	1,444,720
IMCL	422,092
Cinema Aeropuerto	422,092
McNamara	44,430

Total	2,333,334

          (b)   Each Seller, severally and not jointly and severally, represents and warrants to Azteca that each of the representations and warranties set forth in Section 5 of the Support Agreement are true and correct on and as of the date hereof, and shall be true and correct as of the Effective Time, mutatis mutandis (such representations and warranties shall be deemed to be made only by the person making such representations and warranties).

        5.    Termination.    Notwithstanding anything to the contrary contained in this Agreement, this Agreement and the obligations of parties under this Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5 shall relieve any party of liability for any willful and material breach of this Agreement occurring prior to termination. For purposes of this Section 5, a "willful and material breach" shall mean a material breach of this Agreement that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or a failure to take such act would, or would be reasonably expected to, result in a material breach of this Agreement.

        6.    Further Assurances.    Each party agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        7.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via electronic mail, sent by an internationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to the Company, Parent, Sponsor, BIG, or the Existing Azteca Stockholders, to:

      c/o Brener International Group, LLC
      421 N. Beverly Drive
      Suite 300
      Beverly Hills, CA 90210
      Attention: Mr. Juan Pablo Albán
      Fax No: (310) 553-1637
      Email: jpalban@brenergroup.com

      with copies (which shall not constitute notice hereunder) to:

      Greenberg Traurig, P.A.
      401 E. Las Olas Blvd., Suite 2000
      Fort Lauderdale, FL 33301
      Attention: Donn Beloff, Esq.
      Facsimile No.: 954-765-1477
      E-mail: beloffd@gtlaw.com

          (b)   if to IM VII or IMCL, to:

      InterMedia Español Holdings, LLC
      c/o InterMedia Partners, L.P.
      405 Lexington Avenue
      48th Floor
      New York, NY 10174
      Attention: Mark Coleman, Esq. and Mr. Craig Fischer
      Fax No: (212) 503-2879
      Email: mcoleman @intermediaadvisors.com
                       and cfischer@intermediaadvisors.com

      with a copy (which shall not constitute notice hereunder) to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, NY 10019-6064
      Fax No: (212) 757-3990
      Attention: Jeffrey D. Marell, Esq. and Tracey A. Zaccone, Esq.
      Email: jmarell@paulweiss.com and tzaccone@paulweiss.com

          (c)   if to Cinema Aeropuerto, to:

      Cinema Aeropuerto, S.A. de C.V.
      Blvd Manuel Avila Camacho 147
      Chapultepec Morales
      11560 Ciudad de Mexico, D.F.
      Mexico
      Attention: Mr. José A. Abad
      Fax No: +52 (55) 5283-4314
      Email: jabad@mvs.com

          (d)   if to McNamara, to:

      c/o Del, Shaw, Moonves, Tanaka, Finkelstein & Lezcano
      2120 Colorado Avenue
      Suite 200
      Santa Monica, CA 90404
      Attention: Jeffrey S. Finkelstein, Esq. and Ernest Del, Esq,
      Fax No: 310-978-7999
      Email: jfinkelstein@dsmtfl.com and edel@dsmtfl.com

        8.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

        9.    Entire Agreement.    This Agreement, together with the Support Agreement and the Merger Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (including Section 3 of the Securities Purchase Agreement) and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

        10.    Governing Law.    This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

        11.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that notwithstanding the foregoing, InterMedia Cine Latino, LLC may assign its interests and obligations under this Agreement to InterMedia Partners VII, L.P. without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        12.    Consent to Jurisdiction.    Each of the parties hereto hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 12, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement or the subject matter hereof, may not be enforced in or by such courts.

        13.    Severability.    If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement is fulfilled to the extent possible.

        14.    Waiver and Amendment; Remedies Cumulative.    Subject to applicable Law, any provision of this Agreement may be waived. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any waiver given in compliance with this Section 14 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable Law, any of the provisions of this Agreement may be amended at any time, by the mutual written agreement of the parties. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

        15.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        16.    Specific Performance.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled to at Law or in equity.

        17.    Effect of Headings.    The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AZTECA ACQUISITION CORPORATION
By:	/s/ GABRIEL BRENER
Name:	Gabriel Brener
Title:	President, CEO and Chairman
HEMISPHERE MEDIA GROUP, INC.
By:	/s/ CRAIG FISCHER
Name:	Craig Fischer
Title:	Vice President, Secretary and Treasurer
AZTECA ACQUISITION HOLDINGS, LLC
By:	/s/ GABRIEL BRENER
Name:	Gabriel Brener
Title:	President
BRENER INTERNATIONAL GROUP, LLC
By:	/s/ GABRIEL BRENER
Name:	Gabriel Brener
Title:	CEO
/s/ CLIVE FLEISSIG
Clive Fleissig
/s/ JUAN PABLO ALBÁN
Juan Pablo Albán
/s/ JOHN ENGELMAN
John Engelman
/s/ ALFREDO ELIAS AYUB
Alfredo Elias Ayub
[Equity Restructuring Agreement]

SELLERS:
INTERMEDIA PARTNERS VII, L.P.
By:	/s/ MARK COLEMAN
Name:	Mark Coleman
Title:	Authorized Signatory
INTERMEDIA CINE LATINO, LLC
By:	/s/ CRAIG FISCHER
Name:	Craig Fischer
Title:	Authorized Signatory
CINEMA AEROPUERTO, S.A. DE C.V.
By:	/s/ JOAQUÍN VARGAS GUAJARDO
Name:	Joaquín Vargas Guajardo
Title:	Attorney-in-fact
/s/ JAMES M. MCNAMARA
JAMES M. MCNAMARA

[Equity Restructuring Agreement]

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  Exhibit 10.2
  EXECUTION COPY
EQUITY RESTRUCTURING AND WARRANT PURCHASE AGREEMENT